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                                 EXHIBIT 10.14
                             EARNEST MONEY CONTRACT

                                 BY AND BETWEEN

                              HIGHLAND MANOR, INC.
                                   ("SELLER")
                                      AND

                          BRISTOL OMAHA HOTEL COMPANY
                                 ("PURCHASER")





                       HOLIDAY INN AND CONVENTION CENTER

                                  GREAT BEND,

                                     KANSAS


                              JANUARY _____, 1998
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                             EARNEST MONEY CONTRACT



STATE OF KANSAS           Section
                          Section          KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF BARTON          Section



         THIS EARNEST MONEY CONTRACT ("Contract") is executed by and between HIGHLAND MANOR, INC., a Kansas corporation ("Seller") and BRISTOL OMAHA HOTEL COMPANY, a Delaware corporation ("Purchaser").

                                    RECITALS

         A. By that certain Agreement and Plan of Merger ("Merger Agreement"), of even date herewith, Bristol Hotel Company, Purchaser and Omaha Hotel, Inc. ("Omaha") have agreed to combine into a single company though the statutory merger of Omaha with and into Purchaser ("Merger") with Purchaser surviving the Merger.

         B. Conditioned upon the Merger, Seller has entered into this Contract to sell the Property ("defined below") to Purchaser, subject to the terms and provisions of this Contract.

                                   ARTICLE 1

                               SALE AND PURCHASE

         Section 1.1 Property. Subject to the terms and provisions hereof, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller the following (collectively, the "Property"):

                 (a) Real Property. The land situated in Barton County, Kansas, more particularly described in Exhibit "A" to this Contract (the "Land"), together with (i) the improvements situated on the Land commonly known as "Holiday Inn - Great Bend" and all other structures, fixtures, buildings, and improvements situated on the Land (such buildings, structures, fixtures and improvements being herein called the "Improvements"), (ii) any and all rights, titles, powers, privileges, easements, licenses, rights-of-way and interests appurtenant to the Land and the Improvements, (iii) all rights, titles, powers, privileges, licenses, easements, rights-of- way and interests, if any, of Seller, either at law or in equity, in possession or in expectancy, in and to any real estate lying in the streets, highways, roads, alleys, rights-of-way or sidewalks, open or proposed, in front of, above, over, under, through or adjoining the Land and in and to any strips or gores of real estate adjoining the Land, and (iv) all rights, titles, power, privileges, interest, licenses, easements and rights- of-way





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         appurtenant or incident to any of the foregoing (collectively, the
         Land, Improvements and interests set forth in (ii) through (iv) above, herein called the "Real Property"), excluding however that certain adjacent office building known as 3007 10th Street, Great Bend, Kansas, 67530;

                 (b) Personal Property. All furniture, fixtures, inventory, equipment, appliances and other personal property of whatever kind or character now or hereafter owned by Seller and attached to, installed, located or used in, on or about, or in connection with the operation use or enjoyment of, the Real Property, including but not limited to furnishings, drapes, floor coverings, televisions, clock-radios, saleable food and beverage inventory, food service equipment and supplies, flatware, china, glassware, cooking utensils and equipment, linens, cleaning equipment and supplies, computers and software used in the operation of the Improvements, heating, lighting, refrigeration, plumbing, ventilating, incinerating, communication, electrical, dish washing, laundry, and air conditioning equipment, window screens, storm windows, pylon and other signs, recreational equipment, shuttle buses and other vehicles, service vehicles, disposals, sprinklers, hoses, tools and lawn equipment (the "Personal Property"), excluding however the personal property owned by tenants, including Harper Construction, located on the Real Property but not used in the operation of the Property;

                 (c) Miscellaneous Contracts. All of Seller's right, title and interest in and to the Miscellaneous Contracts (hereinafter defined); and

                                   ARTICLE 2

                          CONSIDERATION FOR CONVEYANCE

         Section 2.1 Purchase Price. The Purchase Price (herein so called) for the Property is and shall be the sum of THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000.00), which shall be due and payable at the Closing (hereinafter defined).

         Section 2.2 Allocation. Prior to Closing, Purchaser and Seller, if requested by Purchaser, shall enter into an agreement mutually acceptable to Seller and Purchaser allocating that portion of the Purchase Price which is attributable to or paid for the various component parts of the Property.

         Section 2.3 Independent Consideration. Contemporaneously with the execution of this Contract, Purchaser shall deliver to Seller cash in the amount of ONE HUNDRED AND NO/100 DOLLARS ($100.00) (the "Independent Contract Consideration"), which amount the parties bargain for and agree to as consideration for Seller's execution and delivery of this Contract. This Independent Contract Consideration is in addition to and independent of any other consideration or payment retained by Seller notwithstanding any other provision of this Contract. This Independent Contract Consideration is non-refundable and shall not be applied to the Purchase Price at Closing.





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                                   ARTICLE 3

                                 EARNEST MONEY

         As a part of the Earnest Money delivered in connection with the Merger Agreement, the Purchaser hereby allocates the amount of TEN THOUSAND AND NO/100 DOLLARS ($10,000.00) ("Earnest Money") to be held by Stewart Title North Texas, 1700 Pacific Avenue, Suite 2900, Dallas, Texas 75201 (Phone: 214/220-2060; Fax 214/871-2855) (attention: Joyce Beal) (the "Title Company"). The Title Company shall deposit the Earnest Money in an insured, interest bearing account. In the event this Contract is closed, the Earnest Money shall be applied to the Purchase Price at Closing. In the event this Contract is not closed, then the Title Company shall disburse the Earnest Money in the manner provided for elsewhere herein. The Title Company shall invest the Earnest Money in an interest bearing account pursuant to the written direction of Purchaser. All interest accruing on the Earnest Money shall not constitute additional Earnest Money but rather shall be for the sole account of, and payable to Purchaser in all events, free and clear of any and all claims by Seller.

                                   ARTICLE 4

                            SURVEY AND TITLE POLICY

         Section 4.1   Survey.     Purchaser shall obtain a survey ("Survey")
to be made of the Real Property, dated subsequent to the date hereof, by a licensed surveyor or Registered Professional Engineer acceptable to the Title Company. A copy of such field notes and survey plat shall be furnished to the Title Company and the Seller. The Survey shall be sufficient to permit the Title Company to modify the standard printed exception in the Owner's Policy of Title Insurance pertaining to discrepancies in area or boundary lines, encroachments, overlapping of improvements or similar matters ("Survey Exception"). The survey plats furnished to the Purchaser shall indicate and the surveyor shall certify to Purchaser and Title Company the following, as well as such other things as Purchaser shall reasonably request: (a) that the corners of the Real Property have been properly monumented; (b) the perimeter boundaries of the Real Property and any encroachments or protrusions thereon;
(c) the location of all improvements upon or bounding the Real Property and all set-back lines, fences, evidence of abandoned fences, ponds, creeks, streams and rivers; (d) the number of parking spaces in all parking areas on the Property, including a designation of handicapped parking spaces; (e) the location of all easements within or traversing the Real Property, if any; (f) the location of all roadways, traversing, adjoining or bounding the Real Property; (g) the number of square feet of the Land; and (h) that portion of the Real Property, if any, situated within a flood hazardous or flood prone area as designated by applicable governing authority.

         Section 4.2 Title Commitment. Purchaser shall obtain a current commitment (hereinafter called the "Title Commitment") for the issuance of an ALTA Owner's Policy of Title Insurance (the "Title Policy") from the Title Company, together with good legible copies of all documents constituting conditions or exceptions to Seller's title as reflected in the Title Commitment (the "Exception Documents").

         Section 4.3 Title Policy. At Closing, the Seller shall furnish the Purchaser, at the Seller's sole cost and expense, with an ALTA Owner's Policy of Title Insurance issued by the Title Company





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on the standard form in use in the State of State of Kansas, on the policy of a title insurance company satisfactory to Purchaser, insuring good and indefeasible marketable title to the Property in the Purchaser, subject only to the such exceptions as are reasonably acceptable to Purchaser ("Permitted Exceptions") and the standard printed exceptions, except: (a) the exception relating to restrictions against the Property shall be deleted or endorsed by the Title Company to specify such restrictions as may be included in the Permitted Exceptions; (b) the exception relating to discrepancies, conflicts or shortages in area or boundary lines, or any encroachment or any overlapping of improvements which a survey might show shall be modified to delete such exception, except as to shortages in area; (c) the exception relating to ad valorem taxes shall except only to standby fees and taxes owing for the current and subsequent years; (d) there shall be no general exception for visible and apparent easements or roads and highways or similar items (with any specific exception to be specifically referenced to and shown on the Survey and identified by any applicable recording data); and (e) there shall be no exception for parties in possession except for recorded leases and/or rights of tenants in possession as tenants only under the terms of any unrecorded leases or rental agreements (in which case, at Purchaser's option, the Title
Commitment shall list each such unrecorded lease).

                                   ARTICLE 5

            ADDITIONAL ITEMS TO BE FURNISHED TO PURCHASER BY SELLER

         Section 5.1 Items. Within five (5) days after the effective date hereof, Seller shall use its best efforts to furnish or make available to Purchaser the items set forth on Schedule 4.2 (b) of the Merger Agreement, which is incorporated herein by reference.

                                   ARTICLE 6

                              INSPECTION AND AUDIT

         Section 6.1  Access.   The Seller agrees that prior to Closing, the
Purchaser and/or its authorized agents, representatives, accountants or attorneys, shall be entitled to enter upon the Real Property and the Improvements at all reasonable times, so long as such activities do not unreasonably interfere with the Seller' use of the Property, for the purpose of making such tests and inspections as Purchaser may, in its sole discretion, require including but not limited to engineering, structural and environmental studies. Purchaser agrees to use reasonable efforts to notify Seller by telephone prior to entering upon the Property; provided, however, failure to provide such notice shall not be a default hereunder. Furthermore, Seller agrees to make available for inspection or copying to the Purchaser, or to its duly authorized agents, representatives, accountants or attorneys, all applicable books and records relating to the Property and the operation and maintenance thereof for audit by Purchaser. Such books and records may be examined at all reasonable times. In connection with such tests, inspections and audit taking place at the Property, Seller agrees to provide at no cost rooms to Purchaser and its duly authorized agents, representatives, accountants and attorneys, to the extent the same are available. Purchaser agrees to indemnify and hold Seller harmless of and from any costs, expenses or damages arising from Purchaser's inspection of the Property; provided, however, Purchaser shall not be responsible for any economic damage resulting from the discovery of structural or environmental conditions existing on the Property.





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         Section 6.2  Inspection Period.  The Purchaser shall have until the expiration of the Due Diligence Period, as defined in the Merger Agreement and incorporated herein by reference (the "Inspection Period") within which to make all audits, inspections or investigations desired by the Purchaser. If, within the Inspection Period, the Purchaser determines in its sole discretion that it does not desire to close this Contract, Purchaser may give notice of such fact to the Seller. In that event, this Contract shall immediately terminate without further liability on the part of the Purchaser or the Seller, and the Earnest Money shall be immediately returned to the Purchaser by the Title Company.

                                   ARTICLE 7

              DAMAGE, DESTRUCTION OR CONDEMNATION PRIOR TO CLOSING

         Section 7.1 Damage or Destruction. If, at any time after the date hereof and on or before the Closing Date, all or any portion of the Property is damaged, destroyed or rendered inoperative (collectively, the "Damage"), by fire, flood, natural elements or other causes beyond Seller's control, then the following shall apply:

                 (a) If the Damage is not Material (as hereinafter defined), Purchaser shall proceed to close and purchase the Property as diminished by such Damage, subject to a reduction in the Purchase Price equal to the full estimated cost of repairing and/or replacing the Damage, as determined by Purchaser in its reasonable business judgement.

                 (b) If the Damage is Material, then Purchaser, at its sole option, may elect either (a) to terminate this Contract by written notice to Seller given at or prior to the Closing, whereupon the Title Company shall immediately return the Earnest Money to Purchaser and, upon Purchaser's receipt thereof, neither party hereto shall have any further rights against or obligations to the other under this Contract; or (b) to agree to close and deduct from the Purchase Price the full estimated cost of repairing and/or replacing the Damage, as determined by Purchaser in its reasonable business judgement.

                 (c) If the Damage is covered by insurance, the Purchaser shall have the right to elect to close the purchase of the Property in its condition (with respect to the Damage covered by insurance) on the Closing Date and to take an assignment of the insurance proceeds, in which event Seller shall assign such insurance proceeds to the Purchaser, shall permit Purchaser to conduct any remaining settlement or other negotiations with the insurer as to the amount of proceeds payable on account of the Damage and shall give Purchaser a credit against the Purchase Price equal to the deductible amount, if any, under Seller's insurance policy, in lieu of any other deduction for the Purchase Price provided in this SECTION 7.1.

                 (d) For the purposes of this SECTION 7.1, Damage shall be deemed to be "Material" if (a) the cost of repairing such Damage equals or exceeds ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00), or (b) the operation of the Property is adversely affected thereby.





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         Section 7.2  Condemnation  If, prior to the Closing Date, all or any portion of the Property is taken by, or made subject to, condemnation, eminent domain or other governmental acquisition proceedings, or in the event of any change in the zoning designation of the Land to the effect that the Property could not be operated as a 175 room full service hotel, with bar, restaurant and meeting space, without a variance, then Purchaser, at its sole option, may elect either:

                 (a) to terminate this Contract by written notice to Seller given at or prior to the Closing, whereupon the Title Company shall immediately return the Earnest Money to Purchaser and, upon Purchaser's receipt thereof, neither party hereto shall have any further rights against or obligations to the other under this Contract; or

                 (b) to agree to close and deduct from the Purchase Price an amount equal to any sum paid to Seller for such governmental acquisition, in which event Seller shall assign, transfer and set over to Purchaser all of Seller's right, title and interest in and to any awards which may in the future be made on account of such governmental acquisition.

                                   ARTICLE 8

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Section 8.1 Representation and Warranties. Seller represents and warrants to the Purchaser, as of the date hereof and on the Closing Date, all applicable matters as set forth in the representations and warranties contained in Article 2 of the Merger Agreement, which are incorporated herein by reference.

         Section 8.2 Purchaser's Reliance. Seller acknowledges that the execution of this Contract by Purchaser has been made, and the purchase of the Property by Purchaser will have been made, in material reliance by Purchaser on Seller's representations and warranties contained in SECTION 8.1. The representations and warranties contained in SECTION 8.1 shall be true and correct on the date of Closing and shall survive the Closing and continue in full force and effect notwithstanding the Closing and consummation of the sale contracted for herein, and the obligation of the Purchaser to close this transaction is expressly conditioned upon said representations and warranties being true and correct on the date of Closing.

                                   ARTICLE 9

                           OPERATIONS PENDING CLOSING

         Section 9.1 Seller's Obligations. From the date hereof through the Closing Date:

                 (a) Operations, Reservations, Renewals, Insurance and Operational Licenses. Seller will comply with the covenants set forth in Section 4.3 of the Merger Agreement, which are incorporated herein by reference.





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                 (b)      Liquor Licenses.   The terms and provisions of
         Section 5.9 of the Merger Agreement, which are incorporated herein by reference, shall apply to the application for or transfer of any liquor license or alcoholic beverage permit at the Property.

                 (c) Access. Purchaser or representatives of Purchaser shall have access to the Property during normal business hours. The Seller shall make all books and records relating to the ownership and operation of the Property available to the Purchaser its agents, representatives, accountants and attorneys, upon request, during normal business hours and shall permit the Purchaser and the Purchaser's agents, representatives, accountants and attorneys to examine and audit the same, at the Purchaser's sole cost and expense. The Seller shall cooperate with the Purchaser and the Purchaser's agents, representatives, accountants and attorneys, shall allow such persons to make extracts from the aforesaid books and records and shall respond fully and candidly to inquiries made by Purchaser or Purchaser's agents, representatives, accountants and attorneys.

                 (d) Other Agreements. Seller shall not enter into or record any easement, covenant, license, permit, agreement or other instrument against the Property or any portion thereof except as may be required to enable Seller to perform its obligations under this Contract.

                 (e) Employment/WARN Act. On the Closing Date, the employment of all employees of Seller, or of Seller's management company, employed at the Property shall terminate without liability to Purchaser or with respect to the Property. Payment of all costs and expenses associated with accrued but unpaid salary, earned but unpaid vacation pay, accrued but unearned vacation pay, pension and welfare benefits, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") benefits, employee fringe benefits, employee termination payments or any other employee benefits due to Seller's, or Seller's management company's employees up to the Closing Date shall be the sole responsibility and obligation of and shall be paid promptly by Seller or Seller's management company. Purchaser's management company or lessee shall have the right, but not the obligation, to extend offers of employment to some or all such terminated employees on such terms and conditions as are determined solely in Purchaser's management company's or lessee's discretion and Seller shall use its best efforts to assist Purchaser's management company or lessee in its efforts to secure satisfactory employment
         arrangements with such employees.    Seller or Seller's management
         company shall provide any notices, coverages or other rights as shall be required to comply with the medical coverage continuation requirements of COBRA to any persons who are as of the Closing Date, or thereafter become, entitled to such rights by virtue of the maintenance of any group health plan by Seller, Seller's management company or any Affiliated Company and shall maintain, or cause an Affiliated Company to maintain a group health plan that such persons shall be entitled to participate in for the maximum period required by COBRA. The provisions of this Subsection 9.1(j) shall survive the Closing. With respect to the termination of any employees of Seller or the management company at the Property arising from the sale of the Property under this Contract, Seller and/or the management company will comply with all provisions of the Worker Adjustment and Retraining Notification Act, as set forth in Section 29





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         U.S.C. 2101, et seq, as well as the rules and regulations thereto, set forth in 20 CFR 639, et seq.

                 (f)      Miscellaneous Contracts. .   Seller agrees to take
         such actions as may be required to assign all agreements, contracts, leases, permits, licenses, guaranties and warranties which relate to or affect the Property or the operation or use thereof (collectively the "Miscellaneous Contracts") to Purchaser on the Closing Date. Seller shall pay all fees and expenses in regard to such assignments or transfers, including any customary transfer charges necessary to obtain the consent of any party. Seller shall cooperate and promptly execute all applications and instruments required by governmental entities in connection with the transfer to Purchaser of any of the Miscellaneous Contracts. Purchaser agrees to submit all applications, documentation and information reasonably required to assist Seller in obtaining such consents and transfers.

                 (g) Notice. Seller will not cause any action to be taken which would cause any of the representations or warranties made by Seller in this Contract to be false on or as of the Closing Date. Seller shall promptly notify Purchaser in writing of the occurrence of any event or condition which occurs prior to the Closing Date which causes a change in the facts related to the truth of any of the representations or warranties made in ARTICLE 8 of this Contract.

         Section 9.2 Purchaser's Obligation. From the date hereof through the Closing Date:

                 (a)      Application for Liquor License.  If required by
         Section 9.1(f) above, Purchaser shall make diligent efforts to procure a license to dispense alcoholic beverages for on-premises consumption at the Property from the appropriate state liquor authority prior to the Closing Date.

                                   ARTICLE 10

                           CONDITIONS TO OBLIGATIONS

         Section 10.1 Purchaser's Obligations. Purchaser's obligations to consummate the acquisition of the Property pursuant to the terms of this Contract are subject to and conditioned upon the following:

                 (a) Each of the representations and warranties made by Seller herein shall be true and complete on the Closing Date as if made on and as of such date.

                 (b) Seller shall have performed all obligations which it is required to perform on or before the Closing Date pursuant to the provisions of this Contract and the Merger Agreement.

                 (c)      The Closing of the Merger shall have occurred.





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                 (d)      The management agreement shall have been terminated
         by Seller at Seller's sole cost and expense with respect to the Property. Furthermore, prior to Closing, Purchaser will attempt to obtain the approval of Holiday Inn, the franchisor on the Property, to allow the Franchise Agreement for the Property to be transferred to Purchaser, in a manner such that Seller would not incur any termination fee. If, prior to Closing, Purchaser is unable to so obtain the agreement of franchisor to allow the transfer of the Franchise Agreement to Purchaser as set forth in above, Purchaser may elect to terminate the Contract and receive a refund of the Earnest Money.

                 (e) Purchaser's Application for a license to dispense alcoholic beverages for on-premises consumption at the Property shall have been approved by the applicable State liquor authority.

         Section 10.2 Seller's Obligations. Seller's obligations to consummate the sale of the Property pursuant to the terms of this Contract are subject to and conditioned upon the following:

                 (a) Purchaser shall have performed all obligations which it is required to perform on or before the Closing Date pursuant to provisions of this Contract and the Merger Agreement and the Closing of the Merger shall have occurred.

         Section 10.3 Failure to Satisfy. If a condition to a party's obligations under this Contract is not either satisfied or waived by such party in writing, then such party may, in addition to any other remedies which such party may have with respect thereto, terminate this Contract by written notice given to the other on or before the Closing Date, whereupon the Title Company shall immediately return the Earnest Money to Purchaser without requiring any consent or notice from the other party hereto, and upon such return of the Earnest Money, this Contract shall be null and void and neither party hereto shall have any further rights against, or obligations to, the other under this Contract except as expressly provided herein.

                                   ARTICLE 11

                                    CLOSING

         Section 11.1 Closing Date. The closing hereunder ("Closing") shall take place at the offices of the Title Company on the later of (a) thirty
(30) days after the expiration of the Inspection Period, or (b) April 30, 1998, or on such earlier date as mutually agreed upon by the parties ("Closing Date").

         Section 11.2 Conditions to Closing. If on the Closing Date: (a) the Title Company has advised that it is not able to issue the Title Policy in accordance with SECTION 4.3 hereof on the Closing Date; (b) the repairs required by SECTION 7.1(A) have not been made; or (c) all conditions to closing set forth in SECTIONS 8.2 OR 10.1 hereof have not been satisfied; then Purchaser may, at its sole option (i) waive any defect or requirement and close the transaction contemplated for herein; (ii) extend (without prejudice to any of Purchaser's other rights hereunder) the Closing for such reasonable time (not to exceed thirty (30) days) as may be required for Seller to cure any of the





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
foregoing matters, such postponed date shall then become the Closing Date; or
(iii) Purchaser may terminate this Contract.

         Section 11.3 Seller's Obligations. At the Closing, Seller shall deliver or cause to be delivered to Purchaser, at Seller's sole cost and expense, each of the following items:

                 (a) Deed. A Special Warranty Deed in a form attached hereto as Exhibit "C", duly executed and acknowledged by Seller, and in form for recording, conveying good, marketable fee simple title in the Real Property and Improvements to Purchaser, subject only to the Permitted Exceptions.

                 (b) Bill of Sale. A Blanket Conveyance, Bill of Sale and Assignment ("Bill of Sale") in a form attached hereto as Exhibit "D" duly executed and acknowledged by Seller, conveying to Purchaser the Personal Property with covenants of general warranty, subject only to the Permitted Exceptions, assigning all Seller's rights under the Miscellaneous Contracts (but excluding the Rejected Contracts), and assigning all warranties, guaranties, and bonds applicable to the Property, or any part thereof, such assignment to provide that Seller will cooperate with Purchaser to secure performance by any warrantor for any work which Purchaser believes should be performed by any warrantor pursuant to such guaranties or warranties. In connection with the Bill of Sale referenced above, Seller and Purchaser shall have jointly updated the Personal Property Inventory not more than twenty-four (24) hours prior to the Closing Date ("Final Inventory"). The Final Inventory, as approved by both Seller and Purchaser, shall be attached to the Bill of Sale. In the event the Final Inventory reflects a reduction from the prior Personal Property Inventory, Purchaser shall receive a credit equal to the value of such reduction. To the extent required under the provisions of the Uniform Commercial Code, Seller agrees to comply with the Bulk Transfer Provisions of the UCC and shall provide any notices required thereunder.

                 (c) Reservations. A current listing of all reservations and bookings relating to the Property.

                 (d) Assignment of Trade Name. An assignment and release of assumed name, duly executed and acknowledged by Seller, assigning all of Seller's right, title and interest in the Trade Name.

                 (e) Assignment of Insurance. An assignment of all insurance policies acceptable to Purchaser affecting the Property.

                 (f) Title Policy. The Title Policy in the form specified in SECTION 4.3 hereof or, at Purchaser's option, the title policy premium as provided for in SECTION 4.5 hereof.

                 (g)      UCC Search.  An updated UCC Search dated within three
         (3) days of the date of Closing, reflecting no financing statements or other filings pursuant to the Uniform Commercial Code.





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                 (h)      Authority.  Such evidence or documents as may be
         reasonably required by the Purchaser or the Title Company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of the Seller in connection with the sale of the Property.

                 (i) Keys, etc. All keys to all locks on the Property, including but not limited to all keys to any safe deposit boxes at the Property which are not in use by guests at the Property, key to all door locks and keys of any vehicles or equipment being conveyed as Personal Property (and an accounting for keys in possession of others), which keys shall be marked and identified; all books and records pertaining to the Property; and all documents in the possession of the Seller, pertaining to occupants of the Property, including, but not by way of limitation, all registrations, correspondence and credit reports relating to each such occupant.

                 (j) Permits. To the extent available, the original counterparts of the necessary permits issued by the appropriate governmental authorities and utility companies when the Improvements were completed and a complete set of all architectural, mechanical and electrical plans and specifications used in the construction of the Improvements.

                 (k) Non-Foreign Status Certificate. A Certification in a form to be provided or approved by the Purchaser, signed by the Seller under penalties of perjury, containing the following:

                          (i)       The Seller's U.S. Taxpayer Identification
                 Number;

                          (ii) The home address of the Seller (or the business address of the Seller if the Seller is not an individual); and

                          (iii) A statement that the Seller is not a foreign person within the meaning of Sections 1445 and 7701 of the IRC (i.e., the Seller is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the IRC and Income Tax Regulations)).

         In the event that the Seller fails to deliver such Certification at Closing or the Seller delivers such Certification but the Purchaser has actual knowledge that such Certification is false or the Purchaser receives notice that the Certification is false from any agent of the Purchaser or the Seller, the Purchaser shall be entitled to withhold from the Purchase Price a sum equal to ten percent (10%) of the total amount which otherwise would have been realized by the Seller from such sale, which sum will be paid by the Purchaser to the United States Treasury pursuant to the requirements of Section 1445 of the IRC and the regulations promulgated thereunder.

                 (l) Safe Deposit Boxes. Seller shall deliver to Purchaser any receipts and/or agreements relating to safe deposit boxes at the Property being used by guests, together with a list containing the name, address and room number of each such depositor. At the time of

         Closing, Seller shall give written notice to each guest at the Property who is a depositor requesting verification of the contents of each depositor's safe deposit box within 24 hours. All such verifications shall be under the supervision of Seller or its agent in the presence of Purchaser or its agent. Should such guest desire to continue the use of safe deposit boxes, arrangements satisfactory to Purchaser will be made for such continued use with a representative of Purchaser. Seller shall continue to be responsible to any guests which are using safe deposit boxes but do not respond to the written notice for verification or who so respond, but fail to enter into a written agreement with Purchaser. Upon guest verification of the contents of that guest's safe deposit box and either removal of the contents or entry into a written agreement for continued use under the supervision of Purchaser, Seller shall be relieved of any and all responsibility in connection with such safe deposit box.

                 (m) Baggage. All baggage, parcels, laundry or valet packages checked or left by guests of the Property with Seller prior to the consummation of the Closing shall be sealed and listed in an inventory to be prepared jointly by Seller and Purchaser or the respective agents at the Closing. Seller agrees to indemnify and hold Purchaser harmless from any and all loss, cost, liability or expense, including reasonable attorney's fees, incurred in connection with any damage to, theft or other loss of any such baggage, parcels, laundry or valet packages prior to the Closing and any claim for missing contents in the baggage inventory for so long as the same remain in Seller's possession. Purchaser shall indemnify and hold Seller harmless from any loss, costs, liability or expense, including reasonable attorney's fees incurred in connection with any damage to, theft or other loss of baggage, parcels, laundry or valet packages after the Closing.

                 (n) Additional Documents. All additional documents and instruments as in the opinion of Purchaser's counsel and Seller's counsel as are necessary or desirable for the proper consummation of this transaction.

         Section 11.4 Purchaser's Obligations. At the Closing, Purchaser shall deliver to Seller the following items:

                 (a) Purchase Price. The Purchase Price, as reduced by the Earnest Money, in immediately available funds;

                 (b) Authority. Such evidence or documents as may reasonably be required by the Seller or the Title Company evidencing the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of the Purchaser in connection with the sale of the Property.

         Section 11.5 Adjustments and Prorations. The following items shall be adjusted or prorated between Seller and Purchaser pursuant to and as a part of the Closing Working Capital, as calculated under Section 1.11 of the Merger
Agreement:

                 (a) Revenues. Current revenues including, but not limited to, room and function deposits and food and beverage revenues generated by the Property ("Revenues"), shall be prorated as follows:

                          (i) Revenues attributable to room use for the night prior to the Closing Date will be evenly split between Seller and Purchaser.

                          (ii) Revenues attributable to room use prior to the night prior to the Closing Date or functions having occurred prior to 12:00 a.m. on the Closing Date will belong to and be retained by Seller.

                          (iii) Revenues attributable to room use for the night of the Closing Date, and thereafter, and functions occurring at or after 12:00 a.m. on the Closing Date and any subsequent date will belong and be paid to Purchaser.

                          (iv) Revenues attributable to the operation of any other facilities operated on the Property and relating to any activity taking place prior to 12:00 a.m. of the Closing Date will belong to and be retained by Seller.

                          (v) Revenues attributable to the operation of any other facilities operated on the Property relating to any activity taking place after 12:00 a.m. on the Closing Date will belong and be paid to Purchaser.

                          (vi) Revenues representing advance payments or deposits which are allocable in part to the period prior to and in part following 12:00 a.m. on the Closing Date will be prorated between the parties on per diem basis or on such other equitable basis as agreed by the parties.

         To the extent Revenues are in the possession of Seller which are owing to Purchaser, then the same will be credited to Purchaser at the Closing.

                 (b) Accounts. Seller will furnish to Purchaser a schedule of all room charges which are then due and payable, but which have not been paid. Seller will retain all receivables owing by guests for periods prior to Closing; provided, however, with respect to any receivables to which both Seller and Purchaser will be entitled to a portion of the proceeds, Seller will, at Closing, assign the same
         to Purchaser without change to the Purchase Price.   Payments received
         on Seller's share of these and any other accounts receivable outstanding as of 12:00 a.m. on the Closing Date ("Accounts") will be paid to Seller within thirty (30) days after receipt by Purchaser; provided Purchaser will be under no obligation to pursue the collection of such Accounts. Seller will be entitled to retain Seller's share of any payments on the Accounts made directly to it, whenever the same may be collected.

                 (c) Cash on Hand. Seller will deliver to Purchaser at the Closing, a schedule showing all cash on hand as of the Closing, and Purchaser agrees to pay Seller at the Closing an amount equal to all cash on hand as of the Closing and, in consideration of such payment, Seller will transfer such cash on hand to Purchaser.

                 (d) Insurance Premiums. The Purchaser will pay to the Seller, in cash at Closing the unexpired premium of any insurance policies assigned by the Seller to the Purchaser; provided, however, Purchaser will have the option to decline to have the insurance assigned, in which event no adjustment will be made for insurance hereunder.

                 (e) Taxes. Ad valorem taxes and personal property taxes (if any) for the Property for the current calendar year will be prorated to date of Closing, and the Seller will pay to the Purchaser in cash at Closing, the Seller's pro-rata portion of such taxes. The Seller's pro rata portion of such taxes will be based upon taxes actually assessed for the current calendar year. If, for any reason, ad valorem taxes and personal property taxes (if any) for the current calendar year have not been assessed on the Property, such proration will be estimated based upon ad valorem taxes and personal property taxes (if any) for the immediately preceding calendar year, and adjusted when actual amounts are available. Seller will pay all sales, transfer and conveyance taxes arising from the sale of the Property. Seller will provide to Purchaser at Closing tax statements verifying that all taxes due and owing with respect to the Property have been paid.

                 (f) Expenses. Expenses for housekeeping services for the Closing Date will be evenly split between Seller and Purchaser. All other income and ordinary operating expenses for or pertaining to the Property, including, but not limited to, public utility charges, maintenance, service charges, and all other normal operating charges of the Property will be prorated at the Closing effective as of 12:00 a.m. on the Closing Date. Seller will cause all utility meters to be read on the Closing Date and Seller will pay to Purchaser (or furnish evidence of prior payment) an amount equal to utility charges incurred or accrued up to the reading of such utility meters. In the event the meter readings are not available at Closing, utility costs will be prorated based on the best information available.

                 (g) Reproration. In the event any adjustments pursuant to this SECTION 11.5 are, subsequent to Closing, found to be erroneous, then the party who is entitled to additional monies will invoice the other party for such additional amounts as may be owing, and such amount will be paid within ten (10) days from receipt of the invoice. The obligations of Seller and Purchaser under this Paragraph
         11.5 will survive the Closing hereof.

         Section 11.6 Possession. Possession of the Property shall be delivered to Purchaser by Seller at the Closing, subject only to such rights of others as have been expressly disclosed herein.

         Section 11.7 Closing Costs. Seller shall pay one-half ( 1/2) the cost of obtaining the Survey, each UCC Search, and tax certificates, its proportionate share of the prorations set forth in SECTION 11.5, one-half ( 1/2) the cost of obtaining the Owner Policy of Title Insurance (including all endorsements thereto required hereby), any transfer fees or other impositions charged by reason of the transfer of any of the Miscellaneous Contracts, one-half ( 1/2) of any transfer, sales, deed or documentary taxes, and one-half ( 1/2) of any escrow fee charged by the Title Company. Purchaser shall pay one-half ( 1/2) the cost of obtaining the Survey, each UCC Search, and tax certificates, its proportionate share of the prorations set forth in
SECTION 11.5, one-half ( 1/2) the cost of obtaining the Owner Policy of Title Insurance (including all endorsements thereto required hereby), one-half ( 1/2) of any transfer, sales, deed or documentary taxes and one-half ( 1/2) of any escrow fee charged by the Title Company. All other costs and expenses in connection with the transaction contemplated by this Contract shall be borne by Seller and Purchaser in the manner in which such costs and expenses are customarily allocated between the parties at closings of real property similar to the Property in Kansas.

         Section 11.8 Seller's Indemnity. The Seller agrees to indemnify and hold the Purchaser harmless of and from any and all liabilities, claims, demands and expenses, of any kind or nature (except those items which by this Contract specifically become the obligation of the Purchaser) arising or accruing prior to the date of Closing and which are in any way related to the ownership, maintenance or operation of the Property, and all expenses related thereto, including, without limitation, court costs and attorneys' fees; provided, however Purchaser may not make a claim for indemnification hereunder unless the aggregate amount of such claims hereunder and "losses" under the Merger Agreement exceeds $100,000.00, in which event Seller shall be responsible for the full amount of such claims.

         Section 11.9 Purchaser's Indemnity. The Purchaser agrees to indemnify and hold the Seller harmless of and from any and all liabilities, claims, demands and expenses, of any kind or nature (except those items which by this Contract specifically remain the obligation of the Seller) arising or accruing subsequent to the date of Closing and which are in any way related to the ownership, maintenance or operation of the Property, and all expenses related thereto, including, without limitation, court costs and attorneys' fees.

         Section 11.10 Notice of Claim. In the event either party hereto receives notice of a claim or demand which results or may result in indemnification pursuant to SECTION 11.8 or 11.9, such party shall immediately give notice thereof to the other party to this contract. The party receiving such notice shall immediately take such measures as may be reasonably required to properly and effectively defend such claim, and may defend same with counsel of his own choosing. In the event the party receiving such notice fails to properly and effectively defend such claim, and in the event such party is liable therefor, then the party so giving such notice may defend such claim at the expense of the party receiving such notice.

                                   ARTICLE 12

                             REAL ESTATE COMMISSION

         Section 12.1 Brokers. Seller and Purchaser covenant and agree one with the other that no real estate commissions, finders fees or brokers' fees have been or will be incurred in connection with this Contract or the sale contemplated hereby, except a commission to Property Specialists, Inc. (herein the "Agent"), which said commission shall be due and payable pursuant to a separate agreement by Purchaser if, as and when the sale contemplated hereby is consummated.

         Section 12.2 Indemnity. Each party indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost or expense (including reasonable attorneys' fees) resulting to the other party because of a breach of the representation contained in SECTION 12.1 made by that party.

                                   ARTICLE 13

                              REMEDIES OF DEFAULT

         Section 13.1 Termination. If this Contract is terminated by Purchaser pursuant to any one or more Sections hereof which entitle Purchaser to terminate this Contract, or if the sale contracted for herein is not consummated due to a default on the part of the Seller, then the Earnest Money shall be returned immediately to the Purchaser by the Title Company. The return of such Earnest Money, and acceptance thereof by the Purchaser, shall not in any manner be construed as a waiver of the Purchaser's right of specific performance or damages, and Purchaser may seek either.

         Section 13.2 Purchaser's Default. In the event all conditions of this Contract are satisfied and in the event all covenants and agreements to be performed by Seller prior to Closing are fully performed, and in the event that performance of this Contract is tendered by the Seller and the sale is not consummated through default on the part of the Purchaser on the Closing Date, then the Earnest Money shall be paid to the Seller by the Title Company as liquidated damages for the Purchaser's default. Such amount is agreed upon by and between the Seller and the Purchaser as liquidated damages, due to the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof; and no other damages, rights or remedies shall in any case be collectible, enforceable or available to the Seller other than in this
ARTICLE 13 defined, but the Seller shall accept said cash payment as the Seller's total damages and relief.

         Section 13.3 Seller's Default. In the event that any of the Seller's representations or warranties contained herein are untrue or if Seller shall have failed to have performed any of the covenants or agreements contained herein which are to be performed by Seller for any reason, Purchaser may, at its option: (a) terminate this Contract by giving written notice of termination to Seller and receive a full and immediate refund of the Earnest Money; (b) seek to enforce specific performance of this Contract and recover all attorneys fees, court costs and other costs and expenses incurred by Purchaser in connection with the pursuit of such specific performance action; or (c) terminate this Contract by giving written notice of termination to Seller, receive a full and immediate refund of the Earnest Money, and seek damages for breach of this Contract by Seller.

                                   ARTICLE 14

                                 MISCELLANEOUS

         Section 14.1 Notices. All notices, demands, or other communications of any type (herein collectively referred to as "Notices") given by the Seller to the Purchaser or by the Purchaser to the Seller, whether required by this Contract or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this SECTION

14.1. All notices and other communications hereunder will be in writing and will be deemed given and received if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via telecopy to the parties at the following addresses (or at such other address for a party as will be specified by like notice):, to the Purchaser, as follows:

                          BRISTOL OMAHA HOTEL COMPANY
                          14295 Midway Road
                          Dallas, Texas 75244
                          Attention: Joel M. Eastman
                          Telephone: 972.391.3050
                          Facsimile:  972.391.1515

         With copy to:

                          Munsch, Hardt, Kopf, Harr, & Dinan, P.C.
                          4000 Fountain Place
                          1445 Ross Avenue
                          Dallas, Texas 75202-2711
                          Attn: Glenn B. Callison
                          Telephone: 214.855.7500
                          Facsimile: 214.855.7584

and addressed, if to the Seller, as follows:

                          Highland Manor, Inc.
                          c/o Omaha Hotel, Inc.
                          3111 10th Street
                          Great Bend, KS  67530
                          Attention:  Leonard F.  Harper, II
                          Telephone: (402) 331-5531
                          Facsimile: (402) 331-4010

         With copy to:

                          Hugh D. Mauch, Esq.
                          Attorney at Law
                          3111 10th Street
                          Great Bend, Kansas  67530-1444
                          Telephone:  (316) 792-2472
                          Facsimile: (316) 793-3354

Either party hereto may change the address for notice specified above by giving the other party ten (10) days advance written notice of such change of address. The attorney for each party to this Contract identified in this
SECTION 14.1 may give notices on behalf of his or her client with the same force and effect as if such notice were given directly by such party.

         Section 14.2 Timing. For purposes of determining the time for performance of various obligations under this Contract, the effective date of this Contract shall be the date the Title Company acknowledges hereon the receipt of Purchaser's Earnest Money. If the date for the performance of any obligation or the expiration of any time period hereunder falls on a Saturday, Sunday or legal holiday under the laws of the United States and/or the State of Texas, such date shall be extended until the next day which is not a Saturday, Sunday or legal holiday.

         Section 14.3 ERISA. Purchaser has advised Seller that this transaction may be subject to the prohibited transaction restrictions of
Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which prohibits certain transactions with a "party in interest", as defined under Section 3(14) of ERISA. To enable Purchaser to comply with ERISA, Seller hereby represents and warrants and shall deliver at closing a written ERISA Certification that neither Seller, the entities comprising Seller, nor any of their respective partners or joint venturers is a "party in interest" to such employee benefit plans ("Plans") that Purchaser may identify to Seller. Seller agrees to keep the identity of such Plans confidential, except as may be required as a result of legal process, compliance with ERISA or other laws applicable to Seller.

         Section 14.4 Survival. Any representation, warranty, covenant or agreement herein of either party to this Contract, whether to be performed before or after the time of Closing, shall not be deemed to be merged into or waived by the instruments of Closing, but shall expressly survive Closing and shall be binding upon the party obligated thereby.

         Section 14.5 Assignment. This Contract may be assigned by the Purchaser to any person, firm, corporation or other entity which the Purchaser may, at his sole discretion, choose, and shall be binding upon and inure to the benefit of the parties hereto, their heirs, executors, administrators and assigns.

         Section 14.6 Construction. This Contract shall be construed and interpreted in accordance with the laws of the State of Kansas and the obligations of the parties hereto are and shall be performable in the County wherein the Property is located. Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms "heirs, executors, administrators and assigns" shall include "successors, legal representatives and assigns". The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         Section 14.7 Amendment. This Contract may not be modified or amended, except by an agreement in writing signed by the Seller and the Purchaser. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions or obligations.

         Section 14.8 Confidentiality. The parties agree to be bound by the same terms and provisions of the Confidentiality Agreement, as set forth in
Section 5.2 of the Merger Agreement, which is incorporated herein by reference.

         Section 14.9 Authority. Each person executing this Contract warrants and represents that he is fully authorized to do so.

         Section 14.10 Attorneys' Fees. In the event it becomes necessary for either party hereto to file a suit to enforce this Contract or any provisions contained herein, the party prevailing in such action shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys fees incurred in such suit.

         Section 14.11 Headings. The descriptive headings of the several Articles, Sections and Paragraphs contained in this Contract are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         Section 14.12 Entire Agreement. This Contract, including the Exhibits hereto, the items to be furnished in accordance with ARTICLE 5 hereof and all provisions of the Merger Agreement referenced in this Contract, which are hereby incorporated by reference, (a) constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties with respect to the subject matter hereof, including the parties' letter of intent with respect to this transaction; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) will not be assigned by operation of law or otherwise except as otherwise specifically provided.

         Section 14.13 Copies and Multiple Counterparts. Numerous copies and/or multiple counterparts of this Contract have been executed by the parties hereto. Each such executed copy and/or all counterparts shall have the full force and effect of an original executed instrument.

         EXECUTED effective as of the 30th day of January, 1998 by Purchaser.



                                                   BRISTOL OMAHA HOTEL COMPANY,
                                                    A DELAWARE CORPORATION



                                                   By:
                                                       -------------------------

                                                   Name:
                                                         -----------------------
                                                                    (Print)
                                                   Its:
                                                        -----------------------

      EXECUTED effective as of the 30th day of January, 1998 by Seller.



                                                   HIGHLAND MANOR, INC.,
                                                   A KANSAS CORPORATION



                                                   By:
                                                       -------------------------

                                                   Name:
                                                         -----------------------
                                                                    (Print)
                                                   Its:
                                                        ------------------------

                            JOINDER OF TITLE COMPANY

The undersigned Title Company joins in the execution of this Contract for the following sole and limited purposes: (i) to acknowledge receipt of the Earnest Money and 3 original counterparts of this Contract on _______________, 1998;
(ii) to evidence its agreement to hold the Earnest Money in trust for the parties hereto in accordance with the terms of this Contract; (iii) to acknowledge that upon compliance by the parties with the terms of the Title Commitment and payment of the applicable policy premium, the undersigned is prepared to issue the Owner's Policy Title Insurance called for herein on Stewart Title Guaranty Company; and (iv) to acknowledge its agreement to (a) timely file a return with the Internal Revenue Service on Form 1099-B or such other form as instructed by the Internal Revenue Service showing the gross proceeds of this transaction, the recipient thereof and such other information as the Internal Revenue Service may by form or regulation require from time to time, and (b) furnish both Seller and Purchaser with a written statement showing the name and address of the Title Company and the information shown on such return with respect to the transaction. This return shall be filed to ensure that the parties to this transaction will be in compliance with Section 6045(e) of the Internal Revenue Code, as amended from time to time and as further set forth in any regulations promulgated thereunder.

                                                      STEWART TITLE NORTH TEXAS


                                                      By:
                                                          ----------------------

                                                      Its:
                                                           ---------------------

                                  EXHIBIT "A"

                              Property Description


                           [TO BE ATTACHED BY SELLER]

                                  EXHIBIT "B"

                     Non-Transferable Licenses and Permits


                           [TO BE ATTACHED BY SELLER]

                                  EXHIBIT "C"

                             Special Warranty Deed



STATE OF ____________     Section
                          Section          KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF _______         Section


         THAT _______________________ ("Grantor") for and in consideration of the sum of Ten and no/100 Dollars cash and other good and valuable consideration paid in hand by
_________________________________________________, a Delaware corporation
("Grantee"), whose address is
________________________________________________________________________, the
receipt and sufficiency of which is hereby acknowledged, HAS GRANTED, BARGAINED, SOLD AND CONVEYED and by these presents DOES GRANT, BARGAIN, SELL and CONVEY unto Grantee all that certain land situated in _______ County, _______ and described on Exhibit "A" attached hereto and incorporated herein by reference for all purposes, together with all of Grantor's right, title and interest in and to all appurtenances thereon or in anyway appertaining thereto and all of Grantor's right, title and interest in and to all buildings, structures, fixtures and improvements located thereon (said land, real property, rights, improvements and appurtenances being herein collectively referred to as the "Property").

         This conveyance and the warranties of title herein are expressly made subject to only the liens, encumbrances, easements and other exceptions set forth on Exhibit "B" attached hereto and incorporated herein by this reference for all purposes, to the extent the same are valid and subsisting and affect the Property.

         TO HAVE AND TO HOLD the Property unto Grantee, and Grantee's successors and assigns, forever, and Grantor does hereby bind Grantor, and Grantor's successors and assigns, to WARRANT and FOREVER DEFEND, all and singular the Property unto Grantee, and Grantee's successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise.

         EXECUTED on ______ ,199___, to be effective upon delivery of this Special Warranty Deed by or on behalf of Grantor to Grantee.

                                                   GRANTOR:


                                                   a
                                                     ---------------------------



                                                   By:
                                                       -------------------------

                                                   Its:
                                                        ------------------------

                          [Acknowledgment of Grantor]


STATE OF                                   Section
                                           Section
COUNTY OF                                  Section

         Personally appeared before me, a Notary Public in and for the above County and State, ____________________________________________________, known personally by me and acknowledged by me to be the same person(s) who executed the foregoing for the uses and purposes therein stated.

         Witnessed by hand and this notarial seal, this ____ day of ______________, 19_____.

                 [SEAL]


                                               ---------------------------------

                                               Notary Public in and for the
                                               State and County aforesaid

                                  EXHIBIT "D"


                BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT


STATE OF                  Section
                          Section          KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF                 Section


         By_______________________________ Warranty Deed (the "Deed") of even date herewith,________________________________________________________, a
__________________________________  ("Seller"), conveyed to
_________________________________________, a Delaware corporation
("Purchaser"), the property and business known as ___________________________________ County, (the "Property") described on
Exhibit "A" attached hereto and made a part hereof for all purposes, together with all improvements located thereon.

         As consideration for (a) the conveyance of the Property, (b) the conveyance of the personal property described herein, and (c) the assignments contained herein, the Purchaser paid the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration to the Seller.

         NOW, THEREFORE, for the consideration above specified, the receipt and sufficiency of which are expressly confessed and acknowledged:

1. The Seller has GRANTED, CONVEYED, SOLD, TRANSFERRED, SET-OVER and DELIVERED, and by these presents does hereby GRANT, CONVEY, SELL, TRANSFER, SET-OVER and DELIVER unto the Purchaser, all furniture, fixtures, inventory, equipment, appliances and other personal property of whatever kind or character now or hereafter owned by Seller and attached to, installed, located or used in, on or about, or in connection with the operation use or enjoyment of, the Property, including but not limited to furnishings, drapes, floor coverings, televisions, clock-radios, saleable food and non- alcoholic beverage inventory, food service equipment and supplies, flatware, china, glassware, cooking utensils and equipment, linens, cleaning equipment and supplies, computers and software used in the operation of the Property, heating, lighting, refrigeration, plumbing, ventilating, incinerating, communication, electrical, dish washing, laundry, and air conditioning equipment, window screens, storm windows, pylon and other signs, recreational equipment, shuttle buses and other vehicles, service vehicles, disposals, sprinklers, hoses, tools and lawn equipment (the "Personal Property"), including without limiting the generality of the foregoing, all items of personal property described on Exhibit "B" attached hereto and made a part hereof, to have and to hold, all and singular, the Personal Property unto the Purchaser forever. Seller certifies that the list of Personal Property attached hereto as Exhibit "B" is true, correct and complete.

2. The Seller has ASSIGNED, TRANSFERRED and SET-OVER and by these presents does ASSIGN, TRANSFER and SET-OVER unto the Purchaser all of its right, title and interest in and to those certain maintenance agreements, service agreements, supply contracts, leases, warranties, guarantees, permits, rights of use and licenses and contracts held by the Seller, which pertain to the buildings, improvements, fixtures, personalty and/or other properties comprising the Property and/or

Personal Property ("Miscellaneous Contracts"), contracts and leases, and to the extent the permits and licenses are transferable, including, without limiting the generality of the foregoing, all items and matters described in Exhibit "C" attached hereto and made a part hereof. Seller certifies that the matters set forth on Exhibit "C" are true, correct and complete. Purchaser hereby assumes all obligations arising from and after the date hereof under those Miscellaneous Contracts set forth on Exhibit "C".

3. The Seller has ASSIGNED, TRANSFERRED and SET-OVER, and by these presents does ASSIGN, TRANSFER and SET-OVER unto the Purchaser, all right, title and interest of the Seller, if any, in the telephone number or telephone numbers used in connection with the operation of the Property, together with all telephone directory advertising in connection therewith.

The Seller covenants and agrees that:

(a) The Seller does hereby bind itself to WARRANT and FOREVER DEFEND title to the Personal Property unto the Purchaser, against the lawful claims and demands of all persons whomsoever.

(b) The Seller does hereby indemnify the Purchaser from and against all liability, loss, damage, cost and expense, including reasonable attorneys' fees, which the Purchaser may suffer or incur by reason of any act of Seller or cause of action occurring or accruing prior to the execution hereof and arising out of the ownership and/or operation of the Personal Property and/or the Miscellaneous Contracts prior to the date hereof.

(c) The Seller will execute and deliver to Purchaser such documents or instruments as may be required or requested by parties to the Miscellaneous Contracts in connection with the transfer or agreement of the same to the extent the same does not require Seller to incur additional liability.

(d) The Seller will execute and deliver to the Purchaser such documents or instruments as may be required or requested by the telephone company providing service to the Property in connection with the transfer of the telephone number or telephone numbers, together with all telephone directory advertising, used by the Seller or the agents of the Seller in connection with the operation of the Property.

         This Blanket Conveyance, Bill of Sale and Assignment constitutes the entire agreement between the Seller and the Purchaser pertaining to the Personal Property and other properties or rights assigned herein and supersedes all prior and contemporaneous agreements and understandings of the Seller and the Purchaser in connection therewith.

         This Blanket Conveyance, Bill of Sale and Assignment and the provisions herein contained shall be binding upon and inure to the benefit of the Purchaser and the Seller and their respective successors and assigns.

         EXECUTED effective as of the ____ day of _____________________, 1997.

                                    SELLER:

                                                                           ,
                                    ---------------------------------------
                                    a
                                      -------------------------------------



                                    By:
                                        -----------------------------------

                                    Its:
                                         ----------------------------------


                                    PURCHASER:


                                                                           ,
                                    ---------------------------------------
                                    a Delaware Corporation

                                    By:
                                        -----------------------------------
                                    Its:
                                         ----------------------------------